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                                                               EXHIBIT 23.2




                         DeGolyer and MacNaughton
                             One Energy Square
                            Dallas, Texas 75206


                              March 29, 1995







Enserch Exploration, Inc.
4849 Greenville Avenue
Dallas, Texas 75206

Gentlemen:

     We hereby consent to (a) the references to us in "Properties" and "Certain Relationships and Related Transactions" in Part I and in "Financial Review" and Note 7 of the Notes to Financial Statement in your Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and to the use of information contained in our "Report as of January 1, 1995 on Proved and Probable Reserves of Certain Properties owned by Enserch Exploration, Inc." and
(b) the incorporation by reference in Registration Statement No. 33-57715 on Form S-8 of the references to us described in(a) above.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON